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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 3, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of DTS, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of DTS, Inc. on Forms S-8 (File No. 333-107046, File No. 333-129606, File No. 333-136519, File No. 333-152995 and File No. 333-161249).

/s/ GRANT THORNTON LLP
San Diego, California
March 3, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM